EXHIBIT 21.1

Mobius Management Systems, Inc.
Subsidiaries of the Registrant

       State or Other Jurisdiction
Registrant                                            of Incorporation
Mobius Management Systems, Inc.                               Delaware

Subsidiaries of the Registrant

MMS Acquisition I LLC Delaware                                  Delaware
Mobius Management Systems (Canada) LLC                       Delaware
Mobius Management Systems (UK) Ltd.                           United Kingdom
Mobius Management Systems (Canada), Inc.                       Canada
Mobius Management Systems (France) S.a.r.l.                          France
Mobius Management Systems (Deutschland) GmbH                           Germany
Mobius Management Systems (Italy) S.r.l.                             Italy
Mobi Management Systems Sweden AB                               Sweden
Mobius Management Systems (Australia) PTY LTD                           Australia
Mobius Management Systems (Switzerland) GmbH                     Switzerland
Mobius Management Systems (Japan) K.K.                          Japan
Mobius Management Systems (Benelux) B.V.                       Netherlands